Exhibit 99.3

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is dated as of June 28, 2013 and entered into by and among Unified Grocers, Inc., a California corporation (“Borrower”), each of the undersigned direct and indirect Material Subsidiaries of Borrower (each of such undersigned Material Subsidiaries being a “Subsidiary Grantor” and collectively “Subsidiary Grantors”) and each Additional Grantor that may become a party hereto after the date hereof in accordance with Section 21 hereof (each of Borrower, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and Wells Fargo Bank, National Association, as Administrative Agent for and representative of (in such capacity herein called “Secured Party”) the Beneficiaries (as hereinafter defined).

PRELIMINARY STATEMENTS

A. Pursuant to the Amended and Restated Credit Agreement dated as of June 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined in Section 31 hereof or elsewhere herein being used herein as therein defined), by and among Borrower, the financial institutions listed therein as Lenders, and the Administrative Agent, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.

B. Grantors may from time to time enter, or may from time to time have entered, into one or more Bank Product Agreements with one or more Bank Product Providers in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantors under the Bank Product Agreements be secured hereunder.

C. Subsidiary Grantors have executed and delivered the Subsidiary Guaranty in favor of Secured Party for the benefit of Lenders and any Bank Product Providers, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and all obligations of Grantors under the Bank Product Agreements.

D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Bank Product Providers to enter into the Bank Product Agreements, each Grantor hereby agrees with Secured Party as follows:

SECTION 1	Grant of Security.

Each Grantor hereby assigns to Secured Party, for the benefit of the Beneficiaries, and hereby grants to Secured Party, for the benefit of the Beneficiaries, a first priority security interest (subject to Permitted Liens) in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor described in subsections 1(a)-(e) below, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended in the State of California (the “Collateral”):

(a) all Receivables (the term “Receivables” means (i) all rights to payment for Inventory sold or leased or for services rendered, whether or not earned by performance, (ii) all Accounts of such Grantor (including without limitation under any trade name, style or division thereof) arising out of the sale or lease of goods or for services rendered, (iii) all rights in, to and under all purchase orders or receipts for goods or services, and all rights to any goods represented by any of the foregoing (including, without limitation, unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all monies due or to become due under all purchase orders and contracts for the sale of goods or the performance of services or both (whether or not yet earned by performance), (v) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing and (vi) Accounts, Chattel Paper, Instruments, General Intangibles and other contracts (including all government contracts and all General Intangibles and other rights related to the foregoing), in each case, evidencing or substituted for, any of the foregoing; provided, however, that Receivables that constitute identifiable Proceeds of the John Hancock Collateral shall not be Collateral for purposes hereof;

(b) all Inventory and all Documents evidencing rights in Inventory;

(c) Deposit Accounts (including all Deposit Accounts identified on Schedule 6 (as such Schedule may be updated from time to time pursuant to this Agreement)) and Securities Accounts and Security Entitlements, Securities and Financial Assets credited thereto (including all cash and other funds or other property held in or on deposit therein) except to the extent constituting identifiable Proceeds of the John Hancock Collateral;

(d) all supporting evidence, documents and Records directly relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Grantor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained; and

(e) all Proceeds and Accessions of the foregoing Collateral (including without limitation any Proceeds evidenced by any Account, Chattel Paper or any Instrument, or that consist of Supporting Obligations and Letter of Credit Rights), all products of the foregoing Collateral, and all insurance maintained in respect of the foregoing Collateral and all Proceeds of such insurance.

Notwithstanding anything to the contrary in any Loan Document, the following shall not constitute Collateral:

(i) Fixed Assets (other than the Term Loan Real Estate and related assets as described in the Term Loan Mortgage);

(ii) each Grantor’s ownership interest in its Subsidiaries, whether evidenced by a stock certificate or otherwise;

(iii) Western Family Holding Company common stock;

(iv) each Grantor’s interest in intellectual property of any kind (other than licenses with respect thereto granted to Secured Party pursuant to Section 10 of this Agreement and the other Loan Documents), including (without limitation) trademarks, service marks, trade names, copyrights, patents, and technical processes owned or used by such Grantor that relate to such Grantor’s property and operations, together with all goodwill associated therewith;

(v) assets in the Rabbi Trust; and

(vi) Deposit Accounts and Securities Accounts exclusively used for payroll, payroll taxes and/or other employee wage and benefit payments to or for any Grantor’s or its Subsidiaries’ employees, and/or for assets of the Rabbi Trust.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC).

SECTION 2	Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor. “Secured Obligations” means:

(a) all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with this Agreement, the Credit Agreement and the other Loan Documents;

(b) all obligations and liabilities of every nature of each Subsidiary Grantor now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

(c) all Bank Product Obligations; and

(d) all other Obligations of Borrower and all other obligations guarantied under the Subsidiary Guaranty (including, in the case of each of clauses (a), (b), (c) and (d), reasonable attorneys’ fees and expenses and interest, fees, or expenses that accrue after the filing of a bankruptcy or any other insolvency proceeding, regardless of whether allowed or allowable in whole or in part as a claim in a bankruptcy or any other insolvency proceeding).

SECTION 3	Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4	Representations and Warranties.

Each Grantor represents and warrants as follows:

(a) Ownership of Collateral. Except for Liens expressly permitted by the Credit Agreement, such Grantor owns its interests in the Collateral free and clear of any Lien.

(b) Perfection. The security interests in the Collateral granted to Secured Party for the benefit of the Beneficiaries hereunder constitute a valid first priority security interest (subject to Permitted Liens) in the Collateral, securing the payment of the Secured Obligations. In furtherance of the foregoing and not in limitation thereof, the Liens securing the Fixed Asset Debt do not extend to the Collateral. Upon the filing of UCC financing statements naming each Grantor as “debtor”, naming Secured Party as “secured party” and describing the Collateral in the office of the Secretary of State of the State of California, the security interests in the Collateral granted to Secured Party for the benefit of the Beneficiaries will constitute perfected first priority security interests (subject to Permitted Liens) therein to the extent a security interest in such Collateral may be perfected under the UCC by the filing of a financing statement in the office of the Secretary of State of the State of California.

(c) Office Locations; Type and Jurisdiction of Organization; Locations of Real Property, Equipment and Inventory. Such Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Receivables and originals of Chattel Paper constituting Collateral, and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 1 annexed hereto (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents). All of the Inventory is located at the places set forth on Schedule 2 annexed hereto (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents), except for Inventory (i) which, in the ordinary course of business, is in transit either (A) from a supplier to a Grantor, (B) between the locations set forth on Schedule 2 annexed hereto (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents), or (C) to customers of a Grantor or (ii) aggregating less than $500,000 in fair market value at any one time. Schedule 3 annexed hereto (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents) lists all real property owned by any Grantor.

(d) Names. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 4 annexed hereto (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(e) Deposit Accounts and Securities Accounts. Schedule 5 annexed hereto (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents) lists all Deposit Accounts and Securities Accounts owned by each Grantor (except for those Deposit Accounts and Securities Accounts holding only assets of the Rabbi Trust), and indicates the institution or intermediary at which the account is held and the account number.

SECTION 5	Further Assurances.

Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and (B) subject to Section 7 below, deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (iii) at any time during normal business hours at reasonable intervals and with reasonable prior notice to the Grantors, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (iv) notify Secured Party in writing of receipt by such Grantor of any interest in Chattel Paper with a fair market value in excess of $500,000 constituting Collateral and at the request of Secured Party, mark conspicuously each such item of Chattel Paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (v) at Secured Party’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Secured Party’s security interest in any part of the Collateral to the extent that such action or proceeding could reasonably be expected to have a Material Adverse Effect, and (vi) subject to Section 7 below, use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a first priority security interest (subject to Permitted Liens) in favor of Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to the Collateral or any part of the Collateral.

SECTION 6	Certain Covenants of Grantors.

Each Grantor shall: (i) not use or permit any material portion of the Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering any material portion of the Collateral; (ii) give Secured Party at least 30 days’ prior written notice of any change in such Grantor’s name or any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor; (iii) comply with Section 2.5 of the Credit Agreement; (iv) keep correct and accurate Records of Collateral (including itemizing and describing the type and quantity of its Inventory) at the locations described in Schedule 1 annexed hereto; (v) keep its Inventory at the locations described in Schedule 2 annexed hereto or the other locations permitted under Section 4(c) and (vi) permit representatives of Secured Party to inspect and make abstracts from such Records in accordance with subsection 6.6 of the Credit Agreement and each Grantor agrees to render to Secured Party, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

SECTION 7	Special Covenants With Respect to Inventory.

Each Grantor shall, at the Secured Party’s request: (i) if Inventory with an aggregate book value in excess of $500,000 is in possession or control of any of such Grantor’s agents or processors, and in any event if an Event of Default has occurred and remains continuing, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; (ii) if the any Inventory is located on premises leased by such Grantor will use commercially reasonable efforts to deliver to Secured Party a fully executed Collateral Access Agreement in form and substance reasonably acceptable to Secured Party with respect to each such leased location where the fair market value of the Inventory held at such location exceeds $500,000, within 90 days of such request; and (iii) promptly upon the issuance and delivery to such Grantor of any negotiable Document with respect to the Collateral, deliver such negotiable Document related to the Collateral to Secured Party, provided, however, that until an Event of Default shall have occurred and except while the same remains continuing (and thereafter until otherwise required by Secured Party), Grantors shall not be required to deliver any such negotiable Documents unless the aggregate fair market value of all goods subject to all such negotiable Documents held by Grantors and not delivered to the Secured Party hereunder is greater than $500,000 at any one time outstanding.

SECTION 8	Special Covenants with respect to Receivables.

(a) Each Grantor shall, maintain (i) Records of its Receivables, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto, in each case, consistent with the Records such Grantor has maintained prior to the Closing Date with respect to such matters in the ordinary course of its business.

(b) Except as otherwise provided in this subsection (b) or Section 11 hereof, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Receivables. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Receivables; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default to (i) notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to Secured Party and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which Account Debtors or obligors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Receivables at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Subject to Section 11 hereof, if an Event of Default has occurred and remains continuing and after receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Receivables shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (B) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

(c) Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $5,000,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five Business Days of the creation thereof), notify Secured Party thereof and, promptly (and in any event within five Business Days) after request by Secured Party, execute any instruments or take any steps reasonably required by Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to Secured Party, for the benefit of the Beneficiaries, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

SECTION 9	Cash Collateral Account.

(a) Secured Party is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of Secured Party, subject to the terms of this Agreement and the Credit Agreement, a restricted Deposit Account designated as “Unified Grocers Collateral Account”. All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of the Beneficiaries, as collateral security for the Secured Obligations upon the terms and conditions set forth herein and in the Credit Agreement. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Credit Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.

(b) In the event that Borrower is required to cash collateralize any Letter of Credit or Letters of Credit pursuant to the Credit Agreement, other than pursuant to Section 8 of the Credit Agreement, in which case the provisions of Section 15(b) of this Agreement shall apply, subject to the provisions of the Credit Agreement, such cash collateral shall be retained by Secured Party until such time as such Letter of Credit or Letters of Credit shall have expired or been surrendered or been back-stopped with other letters of credit and any drawings under such Letter of Credit or Letters of Credit paid in full, whether by reason of application of funds in the Collateral Account or otherwise. Secured Party is authorized to apply any amount in the Collateral Account to pay any drawing on a Letter of Credit. Subject to the provisions of Section 15(b) of this Agreement and the Credit Agreement, if any such cash collateral is no longer required to be retained in the Collateral Account, it shall be paid by Secured Party to Borrower or at Borrower’s direction.

SECTION 10	Additional Rights with Respect to Inventory.

(a) Each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby grants to Secured Party an irrevocable nonexclusive royalty-free, rent-free right and license to use all trademarks, trade names and copyrights owned or used by such Grantor that relate to the Inventory, all solely to the extent necessary to enable Secured Party to realize on the Inventory in connection with the exercise of remedies in accordance with this Agreement and to enable any transferee or assignee of Secured Party as a result of such exercise of remedies to enjoy the benefits of the Inventory. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

(b) Subject to any rights that the holders of any Fixed Asset Debt may have (which rights may be subject to a Collateral Access Agreement), each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby grants to Secured Party an irrevocable nonexclusive royalty-free, rent-free right and license to use all of the Equipment, including any computer or other data processing Equipment, that relates to the Inventory, and to assemble, appraise, display, sever, remove, maintain, hold, finish, process, manufacture, prepare for sale or lease, advertise, inspect, repair, lease, transfer, sell (at public auction or private sale) and/or otherwise liquidate the Inventory, all solely to the extent necessary to enable Secured Party to realize on the Inventory in connection with the exercise of remedies in accordance with this Agreement and to enable any transferee or assignee of Secured Party as a result of such exercise of remedies to enjoy the benefits of the Inventory. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

SECTION 11	Special Covenants with respect to Deposit Accounts.

(a) Except to the extent otherwise excused by Section 11(e) or excluded pursuant to Section 1(vi), each Grantor shall obtain an authenticated Control Agreement, from each bank maintaining a Deposit Account or Securities Account for such Grantor;

(b) Each Grantor shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Secured Party (it being understood and agreed that the cash management services existing on the Closing Date are satisfactory to Secured Party) at one or more of the banks set forth on Schedule 6 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement or the other Loan Documents) (each a “Controlled Account Bank”), and shall take commercially reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to any of such Controlled Account Banks for deposit to any of the Deposit Accounts identified on Schedule 6 (as such Schedule may be updated from time to time pursuant to this Agreement) (each a “Controlled Account”) at such Controlled Account Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to a Grantor) into one or more Controlled Accounts at one or more of the Controlled Account Banks;

(c) Each Grantor shall establish and maintain Control Agreements with Secured Party and the applicable Controlled Account Bank covering the Controlled Accounts held by such Grantor at such Controlled Account Bank, in form and substance reasonably acceptable to Secured Party. Each such Control Agreement shall provide, among other things, that (i) the Controlled Account Bank will comply with any instructions originated by Secured Party directing the disposition of the funds in each Controlled Account at such Controlled Account Bank without further consent by the applicable Grantor, (ii) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (iii) upon the instruction of Secured Party (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Secured Party’s Account. Secured Party agrees not to issue an Activation Instruction or any other instructions with respect to the Controlled Accounts except during a Financial Covenant Period. Secured Party agrees to use commercially reasonable efforts to rescind an Activation Instruction (and, if the Activation Instruction cannot be rescinded, replace the Control Agreement with an identical un-activated Control Agreement or a similar Control Agreement in form and substance reasonably acceptable to Secured Party) (the “Rescission”) upon termination of a Financial Covenant Period;

(d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 6 to add or replace a Controlled Account Bank or Controlled Account and shall upon such addition or replacement provide to Secured Party an amended Schedule 6; provided, however, that (i) such prospective Controlled Account Bank shall be reasonably satisfactory to Secured Party, and (ii) prior to the time of the opening of such Controlled Account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Secured Party a Control Agreement. Each Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within 45 days after notice from Secured Party that the operating performance, funds transfer, or availability procedures or performance of any Controlled Account Bank with respect to such Controlled Accounts or Secured Party’s liability under any Control Agreement with such Controlled Account Bank is no longer acceptable in Secured Party’s reasonable judgment; and

(e) Other than (i) an aggregate amount of not more than $1,000,000 at any one time, in the case of Grantors, and (ii) amounts deposited into Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s or its Subsidiaries’ employees, and/or for assets of the Rabbi Trust, no Grantor will make, acquire, or permit to exist Investments permitted pursuant to subsection 7.3 of the Credit Agreement consisting of Cash, cash equivalents (including Investments permitted under clauses (i), (ii), (iii) and (iv) of Section 7.3 of the Credit Agreement), or amounts credited to Deposit Accounts or Securities Accounts unless Grantor and the applicable bank or securities intermediary have entered into Control Agreements with Secured Party governing such Investments in order to perfect (and further establish) Secured Party’s Liens in such Investments.

SECTION 12	Secured Party Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, in each case related to the Collateral:

(a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;

(b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents constituting Collateral in connection with clauses (a) and (b) above;

(d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e) to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become Secured Obligations;

(f) upon the occurrence and during the continuance of an Event of Default, to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Secured Party;

(g) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

(h) upon the occurrence and during the continuance of an Event of Default, to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor; and

(i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 13	Secured Party May Perform.

If an Event of Default has occurred and remains continuing, Secured Party may itself perform, or cause performance of, any agreement of Grantor hereunder that Grantor has failed to perform, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 18(b).

SECTION 14	Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 15	Remedies.

(a) Generally. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, and (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender. Secured Party or any Lender or Bank Product Provider may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Bank Product Providers (but not any Lender or Bank Product Provider in its individual capacity unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the reasonable and documented fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities or a defense that Secured Party has released such Grantor from its obligations hereunder pursuant to a written release executed by the Secured Party.

(b) Cash Collateral Account. If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Account, except for funds deposited in the Collateral Account as described in the next sentence, shall be held by Secured Party and applied as Obligations become due or, if applicable, pursuant to subsection 2.4C of the Credit Agreement. If, in accordance with Section 8 of the Credit Agreement, Borrower is required to pay to Secured Party an amount (the “Aggregate Available Amount”) equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Borrower shall deliver funds in such an amount for deposit in the Collateral Account. Following such deposit in the Collateral Account, (i) upon any drawing under any outstanding Letter of Credit, Secured Party shall apply any amount in the Collateral Account to reimburse the Issuing Lender for the amount of such drawing and (ii) in the event of cancellation or expiration of any Letter of Credit, or in the event of any reduction in the maximum available amount under any Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in excess of the Aggregate Available Amount (calculated giving effect to such cancellation, expiration or reduction) as provided in Section 17.

SECTION 16	[Reserved].

SECTION 17	Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

SECTION 18	Indemnity and Expenses.

(a) Subject to subsection 10.3 of the Credit Agreement, Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Bank Product Provider from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party’s or such Lender’s or Bank Product Provider’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all reasonable and documented out of pocket costs and expenses in accordance with subsection 10.2 of the Credit Agreement.

(c) The obligations of Grantors in this Section 18 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Bank Product Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 19	Continuing Security Interest; Transfer of Loans; Termination and Release.

(a) This Agreement shall create a continuing first priority security interest (subject to Permitted Liens) in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations (other than Unasserted Obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner reasonably satisfactory to Secured Party), (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Bank Product Provider may assign or otherwise transfer any Bank Product Agreement to which it is a party to any other Person in accordance with the terms of such Bank Product Agreement and the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Bank Product Providers herein or otherwise.

(b) Upon the payment in full of all Secured Obligations (other than Unasserted Obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner reasonably satisfactory to Secured Party), the security interest granted hereby (other than with respect to any cash collateral in respect of Letters of Credit that remain outstanding following such time) shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires a security interest release from Secured Party, such a release may be obtained pursuant to the provisions of subsection 10.14 of the Credit Agreement.

SECTION 20	Secured Party as Agent.

(a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Bank Product Providers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 15 hereof in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 20(a), each Bank Product Provider, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Bank Product Provider that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Bank Product Providers in accordance with the terms of this Section 20(a).

(b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute (if necessary) and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 21	Additional Grantors.

The initial Grantors hereunder shall be Borrower and such of the Material Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Material Subsidiaries (other than Financing Subsidiaries or Insurance Subsidiaries) of Borrower may become Additional Grantors, by executing a Counterpart. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 22	Amendments; Etc.

No amendment, modification, termination or waiver of any provision of, or schedule to, this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 21 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 23	Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 24	Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 25	Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 26	Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 27	Governing Law; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 28	Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 23 HEREOF; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT

SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 28 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

SECTION 29	Waiver of Jury Trial.

GRANTORS, SECURED PARTY, AND BY ITS ACCEPTANCE OF THE BENEFITS HEREOF EACH BENEFICIARY, HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GRANTOR, SECURED PARTY, AND BY ITS ACCEPTANCE OF THE BENEFITS HEREOF EACH BENEFICIARY, ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GRANTORS, SECURED PARTY AND EACH BENEFICIARY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTORS, SECURED PARTY AND EACH BENEFICIARY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT OR ACCEPTING THE BENEFITS THEREOF AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GRANTOR, SECURED PARTY AND BY ITS ACCEPTANCE OF THE BENEFITS HEREOF EACH BENEFICIARY, FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 29 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. To the extent the foregoing waiver of a jury trial is held to be unenforceable under applicable California law, the parties hereby agree to refer, for a complete and final adjudication, any and all issues of fact or law involved in any litigation or proceeding (including all discovery and law and motion matters, pretrial motions, trial matters and post-trial motions up to and including final judgment), brought to resolve any dispute (whether based on contract, tort or otherwise) between the parties hereto arising out of, in connection with or otherwise related or incidental to this Agreement or any Loan Document to a judicial referee who shall be appointed under a general reference pursuant to California Code of Civil Procedure Section 638, which referee’s decision will stand as the decision of the court. Such judgment will be entered on the referee’s statement of judgment in the same manner as if the action had been tried by the court. The parties shall select a single neutral referee, who shall be a retired state or federal judge with at least five years of judicial experience in civil matters; provided that in the event the parties cannot agree upon a referee, the referee will be appointed by the court.

SECTION 30	Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 31	Definitions.

(a) Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b) In addition, the following terms used in this Agreement shall have the following meanings:

“Activation Instruction” has the meaning set forth in Section 11(c) hereof.

“Additional Grantor” means a Material Subsidiary of Borrower that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

“Beneficiary” means Administrative Agent, each Lender and each Bank Product Provider.

“Collateral” has the meaning set forth in Section 1 hereof.

“Collateral Account” means the “Unified Grocers Collateral Account” established pursuant to Section 9.

“Controlled Account” has the meaning set forth in Section 11(b) hereof.

“Controlled Account Bank” has the meaning set forth in Section 11(b) hereof.

“Counterpart” means a counterpart to this Agreement entered into by a Subsidiary of Borrower pursuant to Section 21 hereof.

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Event of Default” means any Event of Default as defined in the Credit Agreement.

“Permitted Liens” means those Liens permitted by Section 7.2 of the Credit Agreement.

“Rescission” has the meaning set forth in Section 11(c) hereof.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of California.

SECTION 32	Suretyship Waivers by Grantors, etc.

(a) Each Grantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than (i) payment in full of the Secured Obligations or (ii) a written release of this Agreement executed by Secured Party. In furtherance of the foregoing and without limiting the generality thereof, each Grantor agrees as follows: (i) Secured Party, any Lender or any Bank Product Provider may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of such Grantor’s liability hereunder, (A) subject to the terms of the Loan Documents and Bank Product Agreements, as applicable, renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations, (E) subject to the terms of the Loan Documents and Bank Product Agreements, as applicable, enforce and apply any other security now or hereafter held by or for the benefit of Secured Party, any Lender or any Bank Product Provider in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Party, Lenders or Bank Product Providers, or any of them, may have against any such security, as Secured Party in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Secured Party, Lenders or Bank Product Providers, or any of them, under the Loan Documents and the Bank Product Agreements, at law or in equity; and (ii) this Agreement and the obligations of each Grantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than (i) payment in full of the Secured Obligations or (ii) a written release of this Agreement executed by the Secured Party), including, without limitation, the occurrence of any of the following, whether or not such Grantor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, any of the Bank Product Agreements or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the

Secured Obligations, (C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness of Borrower or any Guarantor other than the Secured Obligations, even though Secured Party, Lenders or Bank Product Providers or any of them, might have elected to apply such payment to any part or all of the Secured Obligations, (E) any failure to perfect or continue perfection of a first priority security interest (subject to Permitted Liens) in any other collateral which secures any of the Secured Obligations, (F) any defenses, set-offs or counterclaims which Borrower may allege or assert against Secured Party, any Lender or any Bank Product Provider in respect of the Secured Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations.

(b) Each Grantor hereby waives, for the benefit of Lenders, Bank Product Providers and Secured Party: (i) any right to require Secured Party, Lenders or Bank Product Providers, as a condition of payment or performance by such Grantor, to (A) proceed against Borrower, any guarantor of the Secured Obligations or any other Person, (B) proceed against or exhaust any other security held from Borrower, any guarantor of the Secured Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party, any Lender or any Bank Product Provider in favor of Borrower or any other Person, or (D) pursue any other remedy in the power of Secured Party or any Lender or any Bank Product Provider whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than (A) payment in full of the Secured Obligations or (B) a written release of this Agreement executed by Secured Party; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Secured Party’s, any Lender’s or any Bank Product Provider’s errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith, willful misconduct or gross negligence; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Grantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Grantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Secured Party, any Lender or any Bank Product Provider protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Credit Agreement, notice of default or early termination under Bank Product Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

(c) As used in this Section 32(c), any reference to “the principal” includes Borrower, and any reference to “the creditor” includes Secured Party, each Lender and each Bank Product Provider. In accordance with Section 2856 of the California Civil Code each Grantor waives any and all rights and defenses available to Grantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including, without limitation, any and all rights or defenses such Grantor or any guarantor of the Secured Obligations may have if the Secured Obligations become secured by real property. This means, among other things: (1) the creditor may collect from such Grantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Secured Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Grantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Grantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses such Grantor may have because the Secured Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Grantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any of the Secured Obligations, has destroyed such Grantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any guarantor of any of the Secured Obligations, has destroyed such Grantor’s rights of contribution against such guarantor. No other provision of this Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 32(c).

(d) Until the Secured Obligations (other than Unasserted Obligations) have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled (or the reimbursement Obligations in respect thereof shall have been secured with cash collateral or letters of credit in a manner reasonably satisfactory to Secured Party), each Grantor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that such Grantor now has or may hereafter have against Borrower or any of its assets in connection with this Agreement or the performance by such Grantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including, without limitation, under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including, without limitation, (A) any right of subrogation, reimbursement or indemnification that Grantor now has or may hereafter have against Borrower, (B) any right to enforce, or to participate in, any claim, right or remedy that Secured Party, any Lender or any Bank Product Provider now has or may hereafter have against Borrower, and (C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Secured Party, any Lender or any Bank Product Provider, and (ii) any right of contribution such Grantor now has or may hereafter have against any guarantor of the Secured Obligations. Each Grantor further agrees that, to the extent the agreement to withhold exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Grantor may have against Borrower or against any other collateral or security, and any rights of contribution such Grantor may have against any such guarantor, shall be junior and subordinate to any rights Secured Party, Lenders or Bank Product Providers may have against Borrower, to all right, title and interest Secured Party, Lenders or Bank Product Providers may have in any such other collateral or security, and to any right Secured Party, Lenders or Bank Product Providers may have against any such guarantor.

(e) Lenders, Bank Product Providers and Secured Party shall have no obligation to disclose or discuss with any Grantor their assessment, or such Grantor’s assessment, of the financial condition of Borrower. Each Grantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and Bank Product Agreements, and such Grantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Grantor hereby waives and relinquishes any duty on the part of Secured Party, any Lender or any Bank Product Provider to disclose any matter, fact or thing relating to the business, operations or condition of Borrower now known or hereafter known by Secured Party, any Lender or any Bank Product Provider.

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IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

UNIFIED GROCERS, INC.

/s/ Christine Neal
Name:	Christine Neal
Title:	Sr. VP – Finance and Treasurer

Notice Address:
5200 Sheila Street
Commerce, California 90040
Attention: Chief Financial Officer or the Treasurer

CROWN GROCERS, INC.

/s/ Christine Neal
Name:	Christine Neal
Title:	Treasurer/Asst. Secretary

Notice Address:
5200 Sheila Street
Commerce, California 90040
Attention: Chief Financial Officer or the Treasurer

MARKET CENTRE

/s/ Christine Neal
Name:	Christine Neal
Title:	Treasurer/Asst. Secretary

Notice Address:
5200 Sheila Street
Commerce, California 90040
Attention: Chief Financial Officer or the Treasurer

UNIFIED INTERNATIONAL, INC.

/s/ Christine Neal
Name:	Christine Neal
Title:	Treasurer/Asst. Secretary

Notice Address:
5200 Sheila Street
Commerce, California 90040
Attention: Chief Financial Officer or the Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, as Secured Party

/s/ Jeff Royston
Name:	Jeff Royston
Title:	Director

Notice Address:
2450 Colorado Ave STE 3000W
Santa Monica, CA 90404
Email: Jeff.P.Royston@WellsFargo.com